SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported)  September 21, 1998

                                 HSB GROUP, INC.
             (Exact name of registrant as specified in its charter)

          Connecticut             001-13135            06-1475343
(State or other jurisdiction    (Commission         (IRS Employer
      of incorporation)         File Number)     Identification No.)

      One State Street, Hartford, Connecticut        06102-5024
     (Address of principal executive offices)       (Zip Code)

 Registrant's telephone number, including area code - (860)722-1866


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     Item 5. Other Events - On September  21, 1998 the Board of Directors of HSB
     Group, Inc. (the "Company") approved the adoption of a new shareholder rights plan to replace the plan that was set to expire on November 28, 1998 (the "Expiration Date"). The new plan is substantially similar to the expiring plan that was adopted in 1988 and is designed to deter coercive takeover tactics and otherwise encourage third parties interested in acquiring the Company to negotiate with the Board of Directors.

     Pursuant to the new Rights Agreement between the Company and BankBoston N.A., as rights agent, (the "Rights Agreement") the Board has declared a dividend of one right for each share of common stock, without par value, of the Company outstanding on the Expiration Date. Each of the rights will permit shareholders to buy one two-hundredth of a share of preferred stock at a price of $ 162. The rights are generally not excercisable until an acquiror obtains a 15 percent or greater ownership in the Company. In such an event, the rights of shareholders other than the acquiror will entitle the holder to purchase shares of the Company (or, under certain circumstances, of the acquiror) at a 50 percent discount. The Rights Agreement provides that Employers Reinsurance Corporation will not be deemed an acquiror in the event of the conversion of the Convertible Capital Securities it holds into common stock of the Company (which would currently constitute approximately 15.5 percent of the Company's outstanding shares) unless and until it acquires 1 percent or more additional shares. The new rights expire in ten years and are redeemable for $.01 prior to the acquisition of 15 percent or more of the common stock of the Company.

     The foregoing description of the Rights Agreement does not purport to be complete and is qualified by reference to the Rights Agreement attached hereto as an exhibit, which is incorporated herein by reference.


     Item 7. Financial Statements and Exhibits

     (c) Exhibits

     Exhibit No.                Description
     ----------                 -----------
      4                         Rights Agreement dated as of
                                November 28, 1998 between HSB Group, Inc. and
                                BankBoston, N.A., which includes as Exhibit A thereto the Form of Rights Certificate.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                            HSB GROUP, INC.


Dated: December 2, 1998                  /s/ R. Kevin Price
                                             R. Kevin Price
                                             Senior Vice President and
                                             Corporate Secretary




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                                  EXHIBIT INDEX

     Exhibit No.    Description                          Page No.
     ----------     -----------                          --------
        4           Rights Agreement dated as of            5
                    November 28, 1998 between HSB
                    Group, Inc. and  BankBoston, N.A.,
                    which includes as Exhibit A thereto
                    the Form of Rights Certificate.